EMERGENT BIOSOLUTIONS, INC. EXECUTIVE EMPLOYMENT AGREEMENT This Executive Employment Agreement (this “Agreement”), dated as of February 19, 2024 is made and entered into by Emergent BioSolutions, Inc. (the “Company”) and Joseph Papa (the “Executive”). WHEREAS, the Company and the Executive desire to enter into this Agreement to set forth the terms and conditions of the Executive’s employment as the Chief Executive Officer of Emergent BioSolutions, Inc. as of the date indicated herein; and WHEREAS, capitalized terms used herein are defined where used. NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows: 1. Employment and Term. The Executive’s employment with the Company as described herein shall commence on February 21, 2024 (the “Start Date”). By executing this Agreement, the Executive accepts employment with the Company on the terms and conditions set forth herein. The Executive’s employment hereunder shall continue until terminated in accordance with Section 5 (the period of the Executive’s employment, the “Term”). The Executive’s employment shall be “at-will”. 2. Position, Duties, and Performance (a) Position and Board Seat. The Executive shall serve as the President and Chief Executive Officer of Emergent BioSolutions, Inc. and have such duties, responsibilities, and authority as the Board of Directors of the Company (the “Board”) may assign from time to time consistent with those of a CEO of a US publicly held company. The Executive shall report directly and solely to the Board. The Executive shall be elected as a member of the Board concurrently with or as soon as reasonably practicable following the Start Date. (b) Place of Work. The Executive’s position is a full-time remote position and state of work is the Executive’s home state of Florida for purposes of local employment laws and regulations and for tax withholding purposes. The Executive understands that the Executive’s duties will require periodic travel, which may be substantial at times. Executive shall be reimbursed for reasonable business expenses incurred in connection with such travel as provided in Section 3(h). It is at the sole discretion of the Board to change the Executive’s position to a hybrid or on-site position based on the needs of the Company and any such change in the Executive’s place of work does not constitute Good Reason for relocation of the Executive’s primary office as defined in the Severance Plan. (c) Performance. The Executive shall devote substantially all of Executive’s working time and use the Executive’s best efforts, knowledge, and experience to perform Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Doubleasterisks denote omissions.

Emergent BioSolutions, Inc. J. Papa Executive Employment Agreement 300 Professional Drive, Gaithersburg, MD 20879 | 240-631-6300 EMERGENTBIOSOLUTIONS.COM Page 2 successfully the Executive’s duties and advance the interests of the Company and its subsidiaries and affiliates (the “Company Group”). The Executive shall perform the Executive’s duties in compliance with this Agreement, the Company Group’s policies, and all applicable laws. (d) Other Activities. During the Term, the Executive shall not (i) render services of a business, professional, or commercial nature to any person or entity other than the Company Group; or (ii) engage, directly or indirectly, in any other business activity (whether or not for compensation) that would violate the provisions of Section 4. Notwithstanding the foregoing, the Executive shall be permitted to (A) engage in any activity consented to in advance in writing by the Board or listed on Appendix A; (B) personally engage in civic, charitable, or community services; and (C) personally own and trade in stocks, bonds, securities, real estate, commodities, or other investment properties for the Executive’s own benefit that do not create actual or potential conflicts of interest with the Company Group, in each case, as long as such activities described in clauses (A), (B), and (C) do not, individually or in the aggregate, interfere with the Executive’s duties and obligations to the Company or otherwise result in a violation of this Agreement, including the provisions of Section 4, or any policy of the Company Group which may be in effect from time to time. (e) No Conflicts. The Executive represents and warrants that the Executive’s execution of this Agreement, employment with the Company, and performance of the Executive’s duties hereunder will not violate any obligations the Executive may have to any other employer, person, or entity, including any obligations with respect to proprietary or confidential information of any other person or entity. 3. Compensation and Benefits. The Executive’s compensation and benefits package including Base Salary, Annual Bonus, and long-term incentive Equity Compensation, will be reviewed and subsequently set by the Compensation Committee and the Board periodically, but no less than once a year as part of the annual executive officer performance and compensation review process and philosophy as disclosed in the Company’s annual proxy. (a) Base Salary. The Executive’s annual base salary shall be $1,000,000 (as may be adjusted by the Board from time to time, the “Base Salary”). The Base Salary shall be payable in accordance with the Company’s regular payroll practices, as in effect from time to time, and subject to all applicable taxes and withholdings. (b) Sign-On Bonus. The Executive shall be eligible to receive a sign-on bonus equal to $1,000,000 (the “Sign-On Bonus”). The Sign-On Bonus shall be paid in a single lump sum no later than sixty (60) days following the Start Date, subject to the Executive’s continued employment through such payment date, and shall be subject to all applicable taxes and withholdings. The Executive may retain the full Sign-On Bonus only if the Executive remains employed by the Company through the two (2)-year anniversary of the Executive’s Start Date. If the Executive’s employment with the Company terminates for any reason, other than a reason that entitles the Executive to benefits under the Severance Plan, prior to the one (1)-year anniversary of the Executive’s Start Date, the Executive agrees to repay in full, within thirty (30) days after the Executive’s last day of employment with the Company, the full gross amount of the bonus or, in the event the repayment is within the same year that the Sign-On Bonus was paid, the amount

Emergent BioSolutions, Inc. J. Papa Executive Employment Agreement 300 Professional Drive, Gaithersburg, MD 20879 | 240-631-6300 EMERGENTBIOSOLUTIONS.COM Page 3 of repayment will be reduced by the amount of taxes withheld and then recovered by the Company. If the Executive’s employment ends for any reason, other than a reason that entitles the Executive to benefits under the Severance Plan, after the one (1)-year anniversary of the Executive’s Start Date but before the two (2)-year anniversary, then the Executive agrees to repay one-half of the gross amount of the bonus within thirty (30) days after the Executive’s last day of employment with the Company. Repayment of the Sing-On Bonus is not required in the event of Executive’s death. (c) Annual Bonus. During the Term, the Executive shall be eligible for a discretionary annual cash bonus (an “Annual Bonus”). The Executive’s initial target Annual Bonus opportunity is 130% of the Executive’s Base Salary, and the Executive’s maximum Annual Bonus opportunity is 200% of the Executive’s Base Salary. The Executive’s actual Annual Bonus, if any, will be determined by the Compensation Committee of the Board in accordance with the Company’s bonus policy, as in effect from time to time, and based upon achievement of performance targets established by the Board in consultation with the Executive. The Annual Bonus shall be paid at the same time annual bonuses are generally paid to other senior executives of the Company and shall be subject to all applicable taxes and withholdings. The Annual Bonus is not earned until it is paid, and the Executive must be employed on the applicable payment date to remain eligible for the Annual Bonus. (d) Severance. The Executive shall be eligible to participate in the Emergent BioSolutions, Inc. Second Amended and Restated Senior Management Severance Plan, as amended from time to time (the “Severance Plan”). The Executive’s benefits under the Severance Plan shall be as provided under the Acknowledgement Form, attached hereto as Appendix B, subject to the terms and conditions of the Severance Plan and the Executive’s execution of the Acknowledgement Form. (e) Equity Compensation. As an inducement to the Executive’s acceptance of employment with the Company and subject to the approval of the Board, the Executive is eligible for the following equity awards: (i) A stock option issued under the Emergent BioSolutions, Inc. Inducement Plan (the “Inducement Plan”) to purchase 750,000 shares of Emergent BioSolutions, Inc. common stock (“Shares”). The Shares subject to such stock option shall vest upon achievement of the price hurdles indicated below; provided, that in no event shall any Shares subject to the stock option vest prior to the one-year anniversary of the grant date. In the event one or more of the price hurdles is achieved prior to the one-year anniversary of the grant date, the shares eligible to vest in conjunction with such price hurdle will instead vest on the one-year anniversary of the grant date. Consistent with and subject to the Inducement Plan, the Board may at any time provide that any stock option issued under this section (3)(e)(i) shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be. Any Shares not vested prior to the fifth (5th) anniversary of the grant date shall be forfeited: Price Hurdle Shares Eligible to Vest $5.00 250,000

Emergent BioSolutions, Inc. J. Papa Executive Employment Agreement 300 Professional Drive, Gaithersburg, MD 20879 | 240-631-6300 EMERGENTBIOSOLUTIONS.COM Page 4 $10.00 250,000 $15.00 250,000 Achievement of a price hurdle shall be based on the historical twenty (20) trading-day average closing price of a Share, as determined by the Compensation Committee in its sole discretion. The Compensation Committee shall equitably adjust any of the price hurdles following any recapitalization event (e.g., a stock split, reverse stock split, etc.). (ii) A stock option issued under the Inducement Plan to purchase 250,000 Shares. The Shares subject to such stock option shall vest in substantially equal installments over three (3) years, subject to the Executive’s continued service through each such date. (iii) A stock option issued under the Emergent BioSolutions, Inc. Amended and Restated Stock Incentive Plan (the “SIP” and, together with the Inducement Plan, the “Equity Plans” and each an “Equity Plan”) to purchase 500,000 Shares. The Shares subject to such stock option shall vest in substantially equal installments over three (3) years, subject to the Executive’s continued service through each such date. Each such stock option shall have a per Share exercise price that is no less than the fair market value of a Share on the date of grant and shall be subject to the terms of the applicable Equity Plan and the Company’s standard form stock option award agreement for such Equity Plan, each of which control in the event of any conflict with this Agreement. All equity awards will be granted to Executive on the first day following the Executive’s Start Date that is one full trading day after the later of 1) the date of the Company’s announcement of its quarterly financial results, or 2) the date of a public announcement of an event that triggered a Special Blackout that the Executive is subject to if such Special Blackout is in place at the time the Company announces its quarterly financial results, each Blackout being as defined in the Company’s Insider Trading Policy. (f) Performance-Based Incentive. The Executive shall be eligible for a performance-based incentive equal to $8,000,000 (the “Performance-Based Incentive”), subject to the satisfaction of the Share price performance factor and other terms of this Section 3(f). The Share price performance factor shall be satisfied if the historical twenty (20) trading-day average closing price of a Share equals or exceeds $15.00, as determined by the Compensation Committee in its sole discretion; provided, that such Share price performance factor must be achieved by no later than the day immediately preceding the fifth (5th) anniversary of the Start Date. The Compensation Committee shall equitably adjust this price hurdle following any recapitalization event (e.g., a stock split, reverse stock split, etc.). The Performance-Based Incentive shall be paid within sixty (60) calendar days of the date it is earned, but in no event later than March 15th of the year following the year in which it is earned. The Executive must be employed on the applicable payment date to receive the Performance-Based Incentive. The Performance-Based Incentive shall be subject to all applicable taxes and withholdings. The Compensation Committee retains discretion to determine the payment method from the following alternatives: cash, Shares, or a combination of cash and Shares. If payable in Shares, such Shares shall be issued as an equity award under the SIP, and such grant shall be subject to the terms of the SIP and any applicable

Emergent BioSolutions, Inc. J. Papa Executive Employment Agreement 300 Professional Drive, Gaithersburg, MD 20879 | 240-631-6300 EMERGENTBIOSOLUTIONS.COM Page 5 award agreement issued in connection therewith, each of which control in the event of a conflict with this Agreement. (g) Paid Time Off. The Executive shall be eligible for paid time off in accordance with the Company’s policies, procedures, and practices as in effect from time to time. Any paid time off shall be taken at the reasonable and mutual convenience of the Company and the Executive. (h) Business Expenses. The Executive shall be reimbursed for all reasonable business expenses actually incurred by the Executive in performing services under this Agreement in accordance with the Company’s policies, procedures, and practices as in effect from time to time; provided, the Executive provides satisfactory documentation regarding the incurrence of such business expenses. Any taxable reimbursement due under the terms of this Agreement shall be paid no later than December 31 of the year after the year in which the expense is incurred and shall comply with Treas. Reg. § 1.409A-3(i)(1)(iv). (i) Other Benefits. During the Term, the Executive shall be entitled to participate in the benefit plans and programs maintained by the Company Group from time to time and generally made available to its executives, in accordance with the terms of such plans and programs; provided, that (i) the Executive’s right to participate in such plans and programs will not affect the Company’s (or such other entity that sponsors the plan’s) right to amend or terminate any such plan or program in accordance with the terms of such plan or program; and (ii) the Executive acknowledges that the Executive will have no vested rights under any such plan or program, except as expressly provided under the terms thereof. 4. Proprietary Information and Invention Assignment Agreement. The Executive shall execute and deliver to the Company the Employee Non-Disclosure, Non-Solicitation and Assignment Agreement (the “NNA”), attached hereto as Appendix C, within seven (7) days of the Executive’s Start Date. The Executive is hereby advised to consult with an attorney prior to executing the NNA. 5. Termination of Employment. The Executive’s employment may be terminated in accordance with the provisions of this Section 5. (a) Termination by the Company. The Company may terminate the Executive’s employment immediately at any time, with or without “Cause” (as defined in the Severance Plan), by written notice to the Executive. If the Executive’s employment is terminated without Cause, the Executive shall be entitled to only those amounts and benefits as provided under the Severance Plan, and no additional amounts shall be payable under this Agreement. If the Executive’s employment is terminated for Cause, the Executive shall not be entitled to receive any amounts under the Severance Plan. Upon such a termination, the Executive shall be entitled to receive only the following: (i) any accrued but unpaid Base Salary through the termination date, (ii) reimbursement of any reasonable business expenses incurred through the termination date in accordance with Section 3(h), and (iii) any vested benefits as of the termination date under any broad-based employee benefit plan of the Company Group covering the Executive in accordance with the provisions of such plan (collectively, the “Accrued Benefits”).

Emergent BioSolutions, Inc. J. Papa Executive Employment Agreement 300 Professional Drive, Gaithersburg, MD 20879 | 240-631-6300 EMERGENTBIOSOLUTIONS.COM Page 6 (b) Termination by Executive. The Executive may terminate the Executive’s employment at any time upon at least sixty (60) days’ advance written notice to the Company. During such notice period, the Executive shall continue to perform the Executive’s duties in accordance with the provisions hereunder. The Company shall have the option to make the Executive’s termination effective at any time prior to the end of such notice period, in which case, the Executive shall be paid through the termination date and not the end of such notice period. Upon such a termination, the Executive shall be entitled to receive only the Accrued Benefits. (c) Termination on Account of Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death. The Company may terminate the Executive’s employment upon the Executive’s Disability. For purposes of this Section 5(c), “Disability” means a physical or mental illness, impairment, or infirmity (other than an absence from work on an approved parental leave) which renders the Executive unable to perform the essential functions of the Executive’s position, including the Executive’s duties under this Agreement, with reasonable accommodation, for at least one hundred and twenty (120) consecutive days or for shorter periods aggregating one hundred and eighty (180) days during any three hundred and sixty-five (365)-day period. Upon such a termination, the Executive shall be entitled to receive only the Accrued Benefits. 6. Notices. All notices, requests, demands, and other communications required or permitted to be given in writing pursuant to this Agreement shall be deemed given and received: (a) when delivered personally; (b) when sent by email or other electronic means; or (c) when received, if mailed by first class registered or certified mail, postage prepaid. For purposes of notice, the addresses and email address of the parties shall be as follows: (a) If to the Company, to: 300 Professional Drive Gaithersburg, MD 20879 Attention: Executive Vice President of External Affairs, General Counsel and Corporate Secretary Email: FoxJ@ebsi.com (b) If to the Executive, to the address or email address set forth on the signature page hereto or such other address included in the personnel records of the Company. Each party shall have the right to change its address and/or email address for notice, and the person who is to receive notice, by the giving of prior written notice to the other party in the manner set forth above. 7. Rights and Obligations upon Termination (a) Survival. This Agreement, and all obligations of the Company and the Executive hereunder, shall terminate upon the termination of the Executive’s employment, with the following exceptions: (i) the Executive’s continuing obligations under Section 4; (ii) the Executive’s right, if any, to receive benefits under the Severance Plan (as determined in accordance with the terms of the Severance Plan); and (iii) the relevant provisions of Sections 6 through 11.

Emergent BioSolutions, Inc. J. Papa Executive Employment Agreement 300 Professional Drive, Gaithersburg, MD 20879 | 240-631-6300 EMERGENTBIOSOLUTIONS.COM Page 7 (b) Transition. In the event of the termination of the Executive’s employment other than in connection with the Executive’s death, the Executive agrees to cooperate with the Company to ensure an orderly transfer of the Executive’s duties and responsibilities. 8. Recoupment. Notwithstanding anything in this Agreement to the contrary, any payments or benefits paid or due to the Executive hereunder shall be subject to any recoupment or clawback policy adopted by the Company from time to time. The Company’s rights under this Section 8 shall be full recourse and shall be in addition to its rights under any applicable employee benefit plan, policy, or program sponsored by the Company (or another entity in the Company Group) in which the Executive participates. The Company (or other applicable entity in the Company Group) shall have the right to offset the Executive’s obligations under this Section 8 against any amounts otherwise owed to the Executive from the Company (or such other applicable entity in the Company Group), to the extent permitted by applicable law. 9. Governing Law and Dispute Resolution (a) Governing Law. This Agreement will be governed and interpreted in accordance with the laws of the State of Maryland, without regard to or application of choice-of- law rules or principles, and without regard to the place of execution or the place of performance thereof. (b) Venue. The parties agree that any legal proceeding, commenced by one party against the other, shall be brought in any state or federal court having proper jurisdiction within Maryland. Both parties submit to such jurisdiction, waive any objection to venue and/or claim of inconvenient forum, and acknowledge that these courts have exclusive jurisdiction over any dispute arising under this Agreement. 10. Withholding and Section 409A (a) Withholding. All amounts paid under this Agreement shall be paid less all applicable tax withholdings and any other withholdings required by law or authorized by the Executive. (b) Section 409A. The parties intend that the provisions of this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (collectively, “Section 409A”) and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Any payments made pursuant to this Agreement that satisfy the requirements to be either separation pay due to an involuntary separation from service within the meaning of Treas. Reg. § 1.409A-1(b)(9)(iii) or a short-term deferral within the meaning of Treas. Reg. § 1.409A-1(b)(4) shall, to the maximum extent possible, not be treated as deferred compensation subject to Section 409A. Notwithstanding the foregoing, nothing in this Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) from the Executive to the Company or to any other individual or entity. To the extent necessary to avoid adverse tax consequences under Section 409A, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or

Emergent BioSolutions, Inc. J. Papa Executive Employment Agreement 300 Professional Drive, Gaithersburg, MD 20879 | 240-631-6300 EMERGENTBIOSOLUTIONS.COM Page 8 following a termination of employment unless such termination also constitutes a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” “separation of service,” or like terms shall mean “separation from service.” Each installment payment required under this Agreement shall be considered a separate payment for purposes of Section 409A. If, upon separation from service, the Executive is a “specified employee” within the meaning of Section 409A, any payment under this Agreement that is subject to Section 409A and would otherwise be paid within six (6) months after the Executive’s separation from service will instead be paid in the seventh (7th) month following the Executive’s separation from service (to the extent required by Section 409A(a)(2)(B)(i)). The Executive does not have the right to directly or indirectly designate the year in which any amount hereunder is paid or received. 11. Miscellaneous Provisions (a) Severability. If any provision of this Agreement is found by a court, arbitrator, or other tribunal having competent jurisdiction to be illegal, invalid, or unenforceable, then such provision shall not be voided, but shall be recast so as to be enforced to the maximum extent permissible under applicable law while taking into account the original intent and effect of the provision, and the remainder of this Agreement shall remain in full force and effect. Any prohibition or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. (b) Parties Bound. The terms, provisions, covenants, and agreements contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and assigns. The Company may assign this Agreement to its successors or affiliates, and upon any such assignment, the references in this Agreement to the Company shall also apply to any such assignee that assumes and agrees to perform this Agreement by operation of law or otherwise, unless the context indicates to the contrary. The Executive may not assign this Agreement. (c) Entire Agreement. This Agreement, together with the Severance Plan and NNA, supersedes all prior understandings and agreements, oral or written, between the parties with respect to the subject matter of this Agreement, including the term sheet dated January 4, 2024 which was previously provided to the Executive, and, except as expressly provided herein, constitutes the sole agreement between the parties with respect to the subject matter hereof. Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement. As of the Start Date, the Executive will be covered by the Company’s director and officer’s liability insurance policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers. (d) Amendments; Waiver. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and a duly authorized officer of the Company (other than the Executive). By an instrument in writing similarly executed, the Executive or the Company may waive compliance by the other party with any specifically identified provision of this Agreement that such other party was or is obligated to comply with or

Emergent BioSolutions, Inc. J. Papa Executive Employment Agreement 300 Professional Drive, Gaithersburg, MD 20879 | 240-631-6300 EMERGENTBIOSOLUTIONS.COM Page 9 perform; provided, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity. (e) Construction; Headings. This Agreement shall be deemed drafted equally by both the Company and the Executive. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to “Section(s)” are to those parts of this Agreement unless the context indicates to the contrary. Unless the context indicates to the contrary, (i) the plural includes the singular and the singular includes the plural; (ii) “includes” and “including” are each “without limitation;” (iii) “herein,” “hereof,” “hereunder,” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular Section; and (iv) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the entities or persons referred to may require. (f) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement. This Agreement may be executed by any electronic signature complying with the U.S. ESIGN Act of 2000, as it may be amended. Signatures delivered electronically shall be deemed effective for all purposes. (g) Executive Acknowledgements. The Executive acknowledges that the Executive has had adequate time to consider the terms of this Agreement, has knowingly and voluntarily entered into this Agreement, and has been advised by the Company to seek the advice of independent counsel prior to reaching agreement with the Company on any of the terms of this Agreement. [Remainder of the Page Intentionally Left Blank]

Signature Page to Executive Employment Agreement IN WITNESS WHEREOF, the parties have entered into this Agreement as the date(s) indicated below. EMERGENT BIOSOLUTIONS, INC. By: Name: Zsolt Harsanyi Ph.D. Title: Chairman of the Board of Directors Date: _______________________________ EXECUTIVE Joseph Papa Address: Email: Date: _______________________________ [**] [**] [**] [**]

Appendix A - Page 1 APPENDIX A EXECUTIVE’S OTHER ACTIVITIES 1) SparingVision, (private company – no SEC reporting or registration) Position: Chairman March 2023 – present Technology/Therapeutic area – CRISPR/Cas9 technology (in partnership with Intellia Therapeutics) to address retinal diseases 2) Candell Therapeutics, (NASDAQ: CADL) Position: Compensation Committee Chairman Aug 2022 – present Technology/Therapeutic area – viral immunotherapies to treat various types of cancer 3) Beyeonics Surgical, (start-up private company - no SEC reporting or registration) Position: Chairman Sep 2023- present Technology/Therapeutic area – Surgical medical devices for ophthalmology, orthopedic, brain, and general surgery 4) Mirador Therapeutics, (start-up company - no SEC reporting or registration) Position: TBD/Director Dec 2023-present Technology/Therapeutic area - Precision medicine Inflammation & Immunology 5) BNSO (investor in start-up - no SEC reporting or Position: ~2% investor Oct 2023-present Technology/Therapeutic area - Ophthamology

Appendix B - Page 1 APPENDIX B ACKNOWLEDGEMNT FORM

February 19, 2024 Dear Joe, Chief Executive Officer Congratulations! Pursuant to the Second Amended and Restated Senior Management Severance Plan (the “Plan”), the Board of Directors of the Company has approved your eligibility for the benefits under the Plan as described in this letter and attached Exhibits. Emergent BioSolutions Inc. (the “Company) appreciates the valuable services you have provided and will continue to provide to the Company and its affiliates. Your eligibility for the enhanced benefits is contingent on the agreements and acknowledgements set forth in Exhibit III, including that you will comply with the terms and conditions set forth in Exhibit II hereto, including the non-compete and non-solicitation provisions. It is also contingent on your signing and returning Exhibit III no later than three weeks from when you receive this letter. You may click this link to find the Second Amended and Restated Senior Management Severance Plan. Please review the Plan details carefully. Also attached is Exhibit I which lists your new severance plan benefits. If you elect to continue to be a participant in the Plan with the enhanced benefits, please sign Exhibit III and return the signed copy via Adobe eSign. Sincerely, Michelle Pepin SVP, Human Resources & CHRO Attachments: Exhibit I (Individual Severance Plan Benefits) Exhibit II (Nonsolicitation/Noncompete Acknowledgement) Exhibit III (Second Amended and Restated SMSP Acknowledgement Form)

EXHIBIT I Individual Severance Plan Benefits Termination without Cause – No CIC Termination without Cause – CIC Applicable Percentage of Compensation Severance Payment and Benefits Continuation Period 250% 30 months Eligibility for these benefits is contingent upon your signing and returning Exhibit III Second Amended and Restated Senior Management Severance Plan Acknowledgment Form. Applicable Percentage of Compensation Severance Payment and Benefits Continuation Period 150% 18 months

EXHIBIT II Nonsolicitation/Noncompete Acknowledgement (1) Nonsolicitation; Noncompete. I agree that, during my employment by the Company or any Affiliate (each as defined in the Plan) and for a period of twelve (12) consecutive months after my employment ceases for any reason, I shall not, directly or indirectly, (i) either alone or in association with others, (A) induce, counsel, advise, solicit or encourage, or attempt to induce, counsel, advise, solicit or encourage any employee to leave the employ of the Company, or any of its Affiliates, or accept employment with any other person or entity, (B) induce counsel, advise, solicit or encourage, or attempt to induce, counsel, advise, solicit or encourage any person who at the time of such inducement, counseling, advice, solicitation or encouragement had left the employ of the Company, or any of its Affiliates, within the previous six (6) months to accept employment with any person or entity besides the Company, or any of its Affiliates, or hire or engage such person as an independent contractor, or (C) solicit, interfere with, or endeavor to cause any customer, client, or business partner of the Company, or any of its Affiliates, to cease or reduce its relationship with the Company, or any of its Affiliates, or induce or attempt to induce any such customer, client, or business partner to breach any agreement that such customer, client, or business partner may have with the Company, or any of its Affiliates; and (ii) whether or not for compensation, and whether or not as an employee, be engaged in or have a financial interest in any business, competing with the business of the Company or of any Affiliate within any state, region or locality in which the Company or such Affiliate is doing business or marketing products at the time of the cessation of my employment, as the business of the Company or such Affiliates may then be constituted. With respect to this sub-section, however, it is understood and agreed that a business is not competing with the business of the Company or any Affiliate if (A) my duties with respect to such business relate solely to discrete business units that do not compete with the business of the Company or any Affiliate; or (B) the competitive activity is limited to geographical markets or products in which the Company or Affiliate was not engaged (whether by manufacture, distribution, sale, or development for manufacture, distribution, or sale) during the two (2) years immediately preceding my ceasing to be employed by the Company. Ownership of no more than .5% of the outstanding voting stock of a publicly traded corporation shall not constitute a violation of this provision. (2) Miscellaneous. (i) If any restriction in this Exhibit is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period or covers too great a range of activities or in too broad a geographic area, it shall be interpreted to be effective to the extent it is enforceable. The invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision of this Exhibit. (ii) I acknowledge the restrictions contained in this Exhibit are reasonable and necessary for the protection of the business and goodwill of the Company. I agree that any breach or threatened breach of this Exhibit will cause the Company substantial and irrevocable damage that is difficult to measure and that a remedy at law is not adequate. In the event of breach or threatened breach, I agree that the Company, in addition to other available remedies, shall have the right to seek specific performance and injunctive relief without posting a bond. (iii) This Exhibit supersedes all prior agreements, written or oral, between the Company and me relating to the subject matter of Section 1, including any provisions in the Plan; provided however, that this Exhibit is not intended, and shall not, supersede the provisions of any agreement between the Company and me relating to non-disclosure of proprietary information and assignment of inventions to the Company. In the event that I am a party to a non-disclosure and invention assignment agreement (an “Inventions Agreement”)

Nonsolicitation/Noncompete Acknowledgement Page 2 with the Company on the date I execute this Exhibit, the provisions of this Exhibit shall supersede only the specific portions of the Inventions Agreement that relate to non-competition and non-solicitation. The remaining provisions of the Inventions Agreement, including but not limited to any provisions relating to non- disclosure and assignment of inventions, shall remain in full force and effect. In the event that I execute this Exhibit and thereafter execute the Company’s form of non-disclosure and inventions assignment agreement (the “Company’s Form Agreement”), the Company and I hereby agree that, notwithstanding the order in which the agreements were executed, the non-competition and non-solicitation provisions of this Exhibit shall be deemed to supersede the non-competition and non-solicitation terms of the Company’s Form Agreement, but that all other terms of the Company’s Form Agreement to which I am a party shall remain in full force and effect. (iv) This Exhibit shall apply irrespective of the reason my employment ends. No delay or omission by the Company in exercising any right under this Exhibit will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion. (v) This Exhibit shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation or entity with which or into which the Company may be merged or that may succeed to all or substantially all of its assets or business. (vi) This Exhibit may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Company and me. This Exhibit shall be governed by and construed as a sealed instrument under and in accordance with the laws of the State of Delaware without regard to conflicts of law provisions.

EXHIBIT III Second Amended and Restated Senior Management Severance Plan Acknowledgement Form I acknowledge and agree that: 1. I am electing to continue to be a participant with the enhanced benefits in, and to be subject to the terms and conditions of, the Plan; 2. I will comply with the terms and conditions of Exhibit II hereto, including the non-compete and non- solicitation provisions; 3. I agree that any indemnification agreement, stock option agreement, shareholder agreement, confidentiality obligations, and inventions assignment agreements that I may have with the Company or its affiliates are not affected by this letter or by my participation in the Plan and remain in full force and effect; 4. I am and will remain an at-will employee, and my employer or I may terminate my employment at any time for any reason or for no reason; and 5. My compensation is governed by my employer’s general benefit plans, as they may be amended from time to time, unless the Company notifies me otherwise in writing. ______________________________________________ Joseph Papa Chief Executive Officer

Appendix C - Page 1 APPENDIX C EMPLOYEE NON-DISCLOSURE, NON-SOLICITATION AND ASSIGNMENT AGREEMENT

U.S. Version - November 2018 1 EMPLOYEE NON-DISCLOSURE, NON-SOLICITATION, AND ASSIGNMENT AGREEMENT This Employee Non-Disclosure, Non-Solicitation, and Assignment Agreement (“Agreement”) is made this day of , 20 by and between Emergent BioSolutions Inc. and any “Affiliate Entity” (defined below) and their successors and assigns (collectively, “Emergent”) and (hereinafter, the “Employee”) (singularly and collectively, the “Party” or “Parties”). 1. Consideration. Emergent desires to employ or continue the employment of Employee, and Employee desires to accept or continue employment with Emergent. In consideration of such employment and the provision of Proprietary Information described in Section 2 below, Employee agrees to the provisions of this Agreement. 2. Proprietary Information. Emergent may disclose, or may have disclosed, to Employee “Proprietary Information” (defined below) relating to the business of Emergent. Employee recognizes that Emergent is engaged in the business of research, development, manufacture, and commercialization of vaccines; therapeutics; contract manufacturing; contract research/development; and allied activities, and such businesses require the fullest security of “Proprietary Information” (defined below) for their successful operation. Employee shall use Employee’s best efforts and diligence, both during and after employment with Emergent and regardless of how, when, and why employment ends, to protect the confidential and proprietary nature of all Proprietary Information. Employee shall not use, directly or indirectly, in any form or by any means, any Proprietary Information, except as may be necessary for the good faith performance of Employee’s duties for Emergent, and shall not disclose any Proprietary Information to anyone other than employees of Emergent who need to know such information for purposes of their employment or as otherwise authorized by Emergent. Employee shall promptly deliver to Emergent at the termination of employment or at any other time at Emergent’s request, without retaining any copies in paper, electronic, or other form, all documents and other materials in Employee’s possession relating, directly or indirectly, to Proprietary Information. Employee agrees and understands that certain Proprietary Information may be highly sensitive and thus restricted by the U.S. government. Such restricted Proprietary Information may not be exported from the U.S. or communicated to any individual who is (i) not a U.S. citizen, (ii) not a U.S. permanent resident, or (iii) not a person who has been granted asylum or refugee status, unless an export license is first obtained from the U.S. Department of Commerce. To the extent Employee has access to such restricted Proprietary Information, Employee is responsible for becoming familiar and complying with Emergent policies and procedures related to Controlled Technology (as that term is defined in Title 15 CFR 734.2(b)(3)). Diversion of Controlled Technology contrary to U.S. law is strictly prohibited and may lead to civil or criminal sanctions. 3. Restrictive Covenants. No competition: During employment with Emergent, Employee shall not, directly or indirectly, either on Employee’s own account or for any person, firm, company, or other entity, whether or not for compensation, be engaged in or contribute to any business that

U.S. Version - November 2018 2 is engaged in any work or activities involving products, projects, initiatives, services, or other businesses competitive with or similar to those engaged in or offered by Emergent. No solicitation: During employment by Emergent and for a period of six months following any termination of Employee's employment for any reason (or any other different time period following the termination of employment established by written agreement between the Company and the Employee) (the “Restricted Period”), Employee shall not, directly or indirectly, either on Employee’s own account or for any other person, firm, company, or other entity: (a) solicit, interfere with, engage, hire or refer for hiring, employ, or endeavor to cause any employee, independent contractor, or vendor employed or engaged by Emergent to leave employment or terminate any contractual relationship or business relationship with Emergent, or induce or attempt to induce any such employee, independent contractor, or vendor to breach any employment agreement or contractual relationship that such employee, independent contractor, or vendor may have with Emergent; or (b) with the intent, purpose, or effect of interfering with Emergent’s business relationships, solicit, contact, or attempt to contact, contract with, or provide services to any “Customer” (defined below) or business partner of Emergent. Following the termination of Employee’s employment for any reason, Employee agrees to advise Emergent of Employee’s new employer, work location, and job responsibilities within ten days after accepting new employment, if that employer is engaged in any work or activity that involves a product, project, initiative, service or other business that is then competitive with or similar to a product, project, initiative, service, or business provided by Emergent. Employee further agrees to keep Emergent so advised of any change in employment during the Restricted Period in accordance with this Section. During the Restricted Period, Employee agrees that, upon the request of Emergent, Employee shall provide to his/her new employer a copy of this Agreement. 4. Intellectual Property Interests. Employee agrees promptly to disclose to Emergent (i) all ideas, inventions, discoveries, and technical developments, whether patentable or not, and (ii) all works of authorship, that Employee conceives or makes (alone or with others) during employment with Emergent, whether during working hours or not, and that (a) directly or indirectly relate in whole or in part to Emergent’s product lines, research and development activities, or field, technological, or industrial specialization; (b) directly or indirectly relate to matters within the scope of Employee’s duties or field of responsibility at Emergent; (c) are directly or indirectly based on Employee’s knowledge of the actual or anticipated business or interest of Emergent; (d) directly or indirectly relate to any project in which Employee is a participant in, whether at an Emergent location or not, that is either financed or directed by Emergent, or in which Employee uses any Emergent equipment, biological materials, or any other item of tangible or intangible Emergent property; or (e) are directly or indirectly aided by the use of time, materials, equipment, facilities or information of Emergent (collectively, “Employee Discoveries”). Employee Discoveries and Employee's interest in any patent, trade secret, copyright, data rights, or other intellectual property rights derivable from, resulting from, pertaining to, or relating to any of the Employee Discoveries are collectively referred to herein as “Work Product.” All Work Product shall be disclosed to Emergent within the time limits and in the format as provided by Emergent’s Corporate Policies and Global Business Operating Procedures. Reduction to practice after separation from employment shall not defeat Emergent’s rights in, or the Employee’s obligations with respect to, any Work Product. Employee shall promptly notify Emergent of the reduction to practice of any such Work Product during and after the term of this Agreement. Work Product belongs exclusively to Emergent and Employee hereby automatically assigns to Emergent, or its successor in interest, Employee's full right, title, and interest in

U.S. Version - November 2018 3 and to the Work Product as of its time of creation without any requirement of further consideration in all countries of the world. Without further compensation but at Emergent’s expense, Employee shall give all testimony, execute all documents necessary or otherwise required to perfect Emergent's right, title, and interest in and to the Work Product (including, but not limited to, executing declarations and/or assignments evidencing and/or confirming the assignment set forth in this Agreement), and, in general, do all lawful things requested by Emergent to enable Emergent to obtain, maintain, and enforce its rights in and to Work Product in the name of Emergent or its designee (as the case may be) in all countries of the world. If Emergent is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature to apply for or to pursue any application for any U.S. or foreign patents or copyright registrations covering Work Product, then Employee hereby irrevocably designates and appoints Emergent and its duly authorized officers and agents as its agent and attorney in fact in such matters. Accordingly, Emergent may in such a circumstance act for and on Employee’s behalf to execute and file any applications and do all other lawfully permitted acts to further the prosecution and issuance of patent or copyright registrations with the same legal force and effect as if executed by Employee. Any patent applications, patents, copyrighted works, and trademarks owned by Employee, as well as any patent applications, patents, copyrighted works, and trademarks invented or created by Employee and assigned to a former employer or other third party (collectively, “Prior Inventions”) are set forth on Exhibit A attached hereto and are excluded from the definition of Work Product. If no list is attached, Employee represents that there are no Prior Inventions. Emergent at its sole discretion, may, but is not obligated to, assign to Employee, any Work Product made by Employee that Emergent has no interest in exploiting. Any such assigned Work Product may be freely exploited by Employee as otherwise consistent with the terms of this Agreement. NOTICE TO EMPLOYEE: Consistent with applicable state law, and notwithstanding any other provision of this Agreement to the contrary, this Agreement does not obligate Employee to assign or offer to assign to Emergent any of Employee's rights in an invention for which no equipment, property, supplies, facilities, resources, or trade secret information of Emergent was used and that was developed entirely on Employee's own time, unless (a) the invention relates (i) directly to the business of Emergent, or (ii) to Emergent’s actual or demonstrably anticipated research or development; or (b) the invention results from any work performed by Employee for Emergent. 5. Personal Electronic Equipment. Employee shall comply with the provisions of the Company’s Acceptable Systems Use Policy, as it may be amended from time to time. Employee shall not transmit or maintain Proprietary Information in any non-Emergent sponsored or operated electronic communication system, including, but not limited to, personal e-mail (such as gmail, yahoo mail, etc.), text message (e.g. iMessage, WhatsApp, Facebook Messenger, etc.), and Twitter. Employee hereby acknowledges that all Proprietary Information that may be contained on personal electronic equipment including, but not limited to, laptop computers, personal data assistants, calendars, day-timers, cell phones, pagers, or other electronic devices, is the exclusive property of Emergent. In addition to Employee’s obligations under the Acceptable Systems Use Policy, Employee hereby agrees to make Employee's personal electronic equipment containing Proprietary Information immediately available to Emergent for review and inspection upon request and to allow Emergent to inspect and/or recover any Emergent information stored or otherwise maintained therein. If Employee possesses personal electronic equipment that is not located on Emergent premises,

U.S. Version - November 2018 4 Employee hereby agrees immediately to deliver such personal electronic equipment to Emergent upon its request. 6. Definitions. “Proprietary Information” means any confidential information of Emergent and any confidential information that is learned or acquired by Emergent from others, including others with whom Emergent has a business relationship. Proprietary Information includes, but is not limited to, Work Product (as defined herein), research data and plans; information relating to products (including plans, technical specifications, formulations, methods, and techniques); information relating to projects and initiatives (including plans, technical specifications, formulations, methods, and techniques); customer information, regardless of whether such customer information is subject to a non-disclosure or equivalent agreement; designs and drawings (including engineering, equipment and building designs and drawings); sales and/or marketing plans and strategy; pricing and costing plans; finance information; compensation, employee performance, and other personnel information; hardware configuration information; software; and other non-public information relating to the business of Emergent. Proprietary Information does not include information that is or has become publicly known and made generally available through no wrongful act of Employee or others who were not under confidentiality obligations to Emergent. “Affiliate Entity” means any direct, indirect, current, or future subsidiary of Emergent or any other entity controlled by, under common control with, or that controls Emergent BioSolutions Inc., including a parent. “Customer” means those customers, collaborators, clients, vendors, suppliers, persons, or entities (as well as their subsidiaries and/or affiliates) who have purchased goods or services from Emergent, or who have rendered services to or in conjunction with Emergent, or who have contacted Emergent or been contacted or solicited by Emergent for the purchase of goods or services, at any time within the 24 months preceding the date of termination of Employee’s employment. The terms “use” and “disclose” include, but are not limited to, copying, selling, licensing, distributing, transmitting, reverse engineering, decompiling, disassembling, or transferring. 7. Costs of Enforcement. In the event of any legal action stemming from an alleged breach of this Agreement, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce (if successful) any of the terms, covenants, or conditions of this Agreement, including costs incurred prior to commencement of any legal action (including, but not limited to, mutually agreed-upon arbitration) and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from any action brought to enforce any of said terms, covenants, or conditions. 8. Injunctive Relief. Employee expressly acknowledges that violations of Sections 2, 3, 4, or 5 will cause immediate, substantial, and irreparable harm to Emergent for which monetary damages alone would not be a sufficient remedy. In the event of a breach of this Agreement, Employee agrees that Emergent shall be entitled to an injunction in any court of competent jurisdiction restraining all further acts restricted by this Agreement without the need of a bond or a showing of active damages. This injunctive remedy is in addition to any other rights that Emergent may have in law or equity, including the right to mutually agreed-upon arbitration.

U.S. Version - November 2018 5 9. Reporting Possible Violations of Law. Nothing in this Agreement prohibits Employee from filing a charge with or reporting possible violations of law or regulation to any governmental agency or entity or of making any other disclosures that are protected under the whistleblower provisions of any law or regulation. Under the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 10. Governing Law, Venue, and Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without reference to its conflicts of law or choice of law rules. The Parties agree that any cause of action to enforce the terms of this Agreement shall be brought in Maryland and shall be decided exclusively by the court located in that jurisdiction. EMPLOYEE EXPRESSLY AGREES TO WAIVE EMPLOYEE’S RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER OTHERWISE ENTITLES EMPLOYEE TO A JURY TRIAL. 11. Duration and Termination. This Agreement shall become effective upon the date set forth above and shall, unless otherwise provided herein, survive termination or expiration of Employee’s employment for any reason and will be binding upon Employee’s heirs, executors, administrators, and other legal representatives. 12. No Waiver/Severability. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such a waiver constitute a continuing waiver. If any provision or provisions of this Agreement are determined to be unenforceable, the remaining provisions shall stand and be interpreted pursuant to the laws of the State of Maryland. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce such provision or any other provision of this Agreement. 13. Counterparts/Form of Agreement. This Agreement may be signed in two identical copies, each of which shall be deemed an original copy, and a facsimile or other electronically-transmitted copy shall constitute a legally binding, enforceable document. 14. Amendment or Modification/Assignability. This Agreement may only be modified or amended by mutual written agreement by the Parties. Employee may not assign this Agreement to a third party without the express, prior written approval of Emergent. Emergent may assign this Agreement to (a) any Affiliate Entity; (b) any corporation or other entity resulting from any merger, consolidation, or other reorganization to which Emergent is a party; or (c) any corporation, partnership, association, or other person or entity to which Emergent may transfer all or substantially all of the assets and business of Emergent existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. 15. Entire Agreement. This Agreement contains the entire understanding of the Parties pertaining to the subject matter hereof and supersedes all prior oral and written agreements and understandings of the Parties, if any, pertaining to the subject matter hereof.

U.S. Version - November 2018 6 16. No Employment Contract. This Agreement shall not be construed as an agreement by Emergent to employ Employee for any specific period of time and shall not change Employee’s status as an “at will” employee (meaning that such employment may be terminated by either party at any time, for any reason, with or without cause) or in any way modify a term of employment contained in any specific written employment agreement that may have been entered into between Employee and Emergent separate from this Agreement. [Signature page follows]

U.S. Version - November 2018 7 The Parties have executed this Agreement as of the date set forth above. Employee Emergent BioSolutions Inc. By: Name: Title:

U.S. Version - November 2018 8 EXHIBIT A Excluded Intellectual Property (Prior Inventions) Title Date Identifying Number or Brief Description